As filed with the Securities and Exchange Commission on June 12, 2000.
                                                     Registration No. 333-_____
                                                     Registration No. 333-29419
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     ------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                     ------

                              MICHAELS STORES, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                         75-1943604
   (State or other jurisdiction                            (I.R.S. Employer
 of incorporation or organization)                        Identification No.)

                             8000 Bent Branch Drive
                               Irving, Texas 75063
                                 P.O. Box 619566
                              DFW, Texas 75261-9566
                                 (972) 409-1300
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)
                                     ------
                               R. Michael Rouleau
                             Chief Executive Officer
                              Michaels Stores, Inc.
                             8000 Bent Branch Drive
                               Irving, Texas 75063
                                 (972) 409-1300
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)
                                     ------
                                WITH COPIES TO:
   Mark V. Beasley, Esq.                           Robert L. Estep, Esq.
   Michaels Stores, Inc.                        Jones, Day, Reavis & Pogue
  8000 Bent Branch Drive                            2727 North Harwood
    Irving, Texas 75063                            Dallas, Texas  75201
      (972) 409-1300                                  (214) 220-3939

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________.

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________.

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                                           CALCULATION OF REGISTRATION FEE
======================================================================================================
                                                           Proposed      Proposed
                                                           Maximum        Maximum
Title of                                      Amount       Offering      Aggregate    Amount of
Securities to                                 to be        Price per      Offering   Registration
be Registered                             Registered (1)   Share (2)     Price (2)      Fee (2)
------------------------------------------------------------------------------------------------------
Common Stock, par value $0.10
per share............................        1,266,874     $43.53125     $55,148,609    $14,560
======================================================================================================

1. Represents shares issuable in connection with the exercise of options available for grant under the Michaels Stores, Inc. 1997 Stock Option Plan. Pursuant to Rule 416, there are also registered on this Form an indeterminate number of additional shares as may become subject to awards under the Plan as a result of the antidilution provisions contained therein. 6,800,000 shares previously registered under Registration Statement No. 333-29419 are being carried forward.

2. The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sale prices of shares of the Common Stock on The Nasdaq National Market System on June 9, 2000. A registration fee in the amount of $42,758 was previously paid by the Registrant in relation to the 6,800,000 shares covered by Registration Statement No. 333-29419.

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

       IN ACCORDANCE WITH RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS CONTAINED IN THIS FORM ALSO RELATES TO 6,800,000 SHARES OF THE REGISTRANT'S COMMON STOCK COVERED BY REGISTRATION STATEMENT NO. 333-29419.

===============================================================================

The information in this prospectus is not complete and may change. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    Subject to Completion, Dated June 12, 2000


PROSPECTUS

                        8,066,874 SHARES OF COMMON STOCK

                              MICHAELS STORES, INC.

                                  Common Stock

         Under the Michaels Stores, Inc. 1997 Stock Option Plan, we have granted, and may in the future grant, options to plan participants to purchase shares of our common stock.

         Plan participants who are directors and executive officers may use this prospectus in sales of shares of common stock acquired upon the exercise of options. The price and other terms of these sales will be established at the time they occur. The sales prices may be equal to or based upon the then-current market prices or determined through negotiation.

         Michaels will receive the proceeds of the issuance of shares of common stock upon the exercise of options granted under the plan. Michaels will not receive any proceeds from sales of shares by plan participants and permitted transferees.

         Michaels will pay all expenses in connection with this offering, which are estimated to be approximately $40,000. The selling stockholders are offering 2,198,542 shares.

         The common stock is quoted on The Nasdaq National Market System under the symbol "MIKE." On June 9, 2000, the closing price of the common stock on The Nasdaq National Market System was $43.25.

         Michaels' principal executive offices are located at 8000 Bent Branch Drive, Irving, Texas 75063 (telephone: 972-409-1300).


                               -------------


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                               -------------




                The date of this Prospectus is June __, 2000.


                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----
Forward-Looking Information..............................................2
Michaels ................................................................3
Use of Proceeds..........................................................3
Resale of Shares; Selling Stockholders...................................3
1997 Stock Option Plan...................................................7
Plan of Distribution....................................................11
Legal Matters...........................................................11
Experts  ...............................................................12
Available Information...................................................12
Incorporation of Certain Documents by Reference.........................12


                           FORWARD-LOOKING INFORMATION

         This prospectus may contain or incorporate by reference certain statements which are not historical facts and are therefore forward-looking statements. Such statements are based upon the beliefs and assumptions of, and on information available to, the management of Michaels. Such statements involve risks and uncertainties, including:

         - customer demand and trends in the arts and crafts industry;

         -        inventory risks due to shifts in customer demand;

         -        the effect of economic conditions;

         -        the impact of competitors' locations and pricing;

         - the availability of acceptable real estate locations for new stores;

         - difficulties with respect to new information system technologies;

         -        supply constraints or difficulties;

         -        the results of financing efforts;

         -        the effectiveness of our advertising strategies; and

         - other risks detailed in this prospectus (including the documents incorporated in this prospectus by reference).


         Except for the information contained in this prospectus, Michaels has not authorized any person to give any information or to make any representation in connection with the offering or sale of these securities. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus will, under any circumstances, imply that the information contained herein is correct as of any date subsequent to the date hereof.

                                    MICHAELS

         Michaels is the world's largest (as measured by sales) and only national retailer dedicated to serving the arts, crafts, framing, floral and decorative items marketplace. Michaels stores offer a wide selection of competitively priced items, including picture framing materials and services, silk and dried flowers, art and hobby supplies, creative crafts, and seasonal and holiday merchandise for the hobbyist and do-it-yourself home decorator. Since March 1995, when Michaels acquired Aaron Brothers Holdings, Inc., Michaels has also operated the Aaron Brothers specialty framing and art supply stores operating primarily on the West Coast. Michaels' principal executive offices are located at 8000 Bent Branch Drive, Irving, Texas 75063, and its telephone number at that address is (972) 409-1300.


                                 USE OF PROCEEDS

         The proceeds from the issuance of the shares upon exercise of options under the plan will be added to Michaels' funds and used for general corporate purposes. Michaels will not receive any of the proceeds from the sale of shares by the selling stockholders following the exercise of their options.


                       RESALE OF SHARES; SELLING STOCKHOLDERS

         The persons listed in the following table are eligible to offer and sell shares acquired by them upon the exercise of options pursuant to the registration statements and this prospectus. The inclusion of any person in the following table is not an indication or admission that such person is an affiliate of Michaels. The ownership information set forth in the following table is presented as of May 31, 2000. 33,107,229 shares of common stock were issued and outstanding as of such date.

         Michaels is unaware whether the selling stockholders listed below intend to exercise the options or to sell the shares they may acquire upon exercise of options.

         Michaels in the future may grant additional options to the persons listed below and may allow persons other than those listed below to offer and sell shares acquired upon exercise of options pursuant to registration statements and this prospectus. Michaels will supplement this prospectus to reflect such changes as and when required by law.




                                                         COMMON STOCK                                     COMMON STOCK
                                                           OWNERSHIP               NUMBER OF                OWNERSHIP
                                                   PRIOR TO OFFERING (1)(2)        SHARES OF            AFTER OFFERING (2)
                                                 -------------------------        COMMON STOCK      --------------------------
              NAME AND POSITION                   NUMBER       PERCENTAGE        OFFERED HEREBY       NUMBER       PERCENTAGE
-----------------------------------------------  -------------------------       --------------     --------------------------
Sam Wyly (3)                                     1,375,462          4.1%           572,500            802,962          2.4%
    Chairman of the Board of Directors

Stargate, Ltd. (4)                                 280,000            *            200,000            80,000             *

Richard E. Hanlon (5)                               82,600            *             80,000             2,600             *
    Director

Donald R. Miller, Jr. (6)                           66,044            *             50,000            16,044             *
    Director

Marmalade, Ltd. (7)                                 75,875            *             50,000            25,875             *

R. Michael Rouleau (8)                             394,057          1.2%           200,000           194,057             *
    Chief Executive Officer

                                       3




                                                         COMMON STOCK                                     COMMON STOCK
                                                           OWNERSHIP               NUMBER OF                OWNERSHIP
                                                   PRIOR TO OFFERING (1)(2)        SHARES OF            AFTER OFFERING (2)
                                                 -------------------------        COMMON STOCK      --------------------------
              NAME AND POSITION                   NUMBER       PERCENTAGE        OFFERED HEREBY       NUMBER       PERCENTAGE
-----------------------------------------------  -------------------------       --------------     --------------------------
Bryan M. DeCordova (9)                              50,000            *               50,000                  0          *
    Executive Vice President -
    Chief Financial Officer

Lawrence H. Fine (10)                               50,801            *               50,000                801          *
    Executive Vice President -
    General Merchandise Manager

Duane Hiemenz (11)                                  45,065            *               41,667              3,398          *
    Senior Vice President -
    New Business Development

James Tucker (12)                                   52,829            *               50,000              2,829          *
    Executive Vice President -
    Chief Information Officer

Kelly Elliott (13)                                  50,238            *               50,000                238          *
    Director

James C. Neustadt (14)                              61,875            *               61,875                  0          *
    Senior Vice President -
    Advertising & Marketing

Douglas B. Sullivan (15)                            83,875            *               50,000             33,875          *
    Executive Vice President - Development

John Martin (16)                                   450,000          1.3%             450,000                  0          *
    President and Chief Operating Officer

Richard C. Marcus (17)                              50,000            *               50,000                  0          *
    Director

Elizabeth A. VanStory (18)                          50,000            *               50,000                  0          *
    Director

Tony D'Onofrio (19)                                 17,935            *               17,500                435          *
    Senior Vice President -
    Logistics and Distribution

Edward F. Sadler (20)                               50,000            *               50,000                  0          *
    Executive Vice President -
    Store Operations

Stephen W. Davis (21)                               75,000            *               75,000                  0          *
    Executive Vice President -
    Michaels Online

---------------

 *     Less than 1% of class.

(1) Based on ownership as of May 31, 2000. Persons holding shares of common stock pursuant to the Michaels Employees 401(k) Plan generally have sole voting and investment power with respect to such shares.

(2) Based on 33,107,229 shares of common stock issued and outstanding as of May 31, 2000.

(3) Includes 572,500 shares to be acquired upon exercise of options granted under the plan, all of which are presently exercisable.

(4) Includes 200,000 shares to be acquired upon exercise of options granted under the plan, all of which are presently exercisable. Mr. Charles J. Wyly, Jr., a director of Michaels, is a general partner and limited partner of Stargate, Ltd., a limited partnership.

(5) Includes 80,000 shares to be acquired upon exercise of options granted under the plan, all of which are presently exercisable.

(6) Includes 50,000 shares to be acquired upon exercise of options granted under the plan, all of which are presently exercisable. Also includes 12,044 shares of common stock held pursuant to the 401(k) Plan.

(7) Includes 50,000 shares to be acquired upon exercise of options granted under the plan, all of which are presently exercisable. Mr. Evan A. Wyly, a director of Michaels, is a general partner of Marmalade, Ltd., a limited partnership.

(8) Includes 200,000 shares to be acquired upon exercise of options granted under the plan, 33,333 of which are presently exercisable, and 33,333 of which become exercisable on August 5, 2000 and each of July 30, 2000 and 2001 and 33,334 of which become exercisable on each of August 5, 2001 and July 30, 2002. Also includes 162,463 shares of common stock to be acquired upon exercise of options granted under other stock option plans of Michaels and 2,774 shares of common stock held pursuant to the 401(k) Plan.

(9) Includes 50,000 shares to be acquired upon exercise of options granted under the plan, 8,333 of which are presently exercisable, and 8,333 of which become exercisable on August 5, 2000 and each of July 30, 2000 and 2001 and 8,334 of which become exercisable on each of August 5, 2001 and July 30, 2002.

(10) Includes 50,000 shares to be acquired upon exercise of options granted under the plan, 8,333 of which are presently exercisable, and 8,333 of which become exercisable on August 5, 2000 and each of July 30, 2000 and 2001 and 8,334 of which become exercisable on each of August 5, 2001 and July 30, 2002.

(11) Includes 41,667 shares to be acquired upon exercise of options granted under the plan, 8,333 of which become exercisable on August 5, 2000 and each of July 30, 2000 and 2001 and 8,334 of which become exercisable on each of August 5, 2001 and July 30, 2002.

(12) Includes 50,000 shares to be acquired upon exercise of options granted under the plan, 8,333 of which are presently exercisable, and 8,333 of which become exercisable on August 5, 2000 and each of July 30, 2000 and 2001 and 8,334 of which become exercisable on each of August 5, 2001 and July 30, 2002. Also includes 829 shares of common stock held pursuant to the 401(k) Plan.

(13) Includes 50,000 shares to be acquired upon exercise of options granted under the plan, all of which are presently exercisable. Also includes 238 shares of common stock held pursuant to the 401(k) Plan.

(14) Includes 61,875 shares to be acquired upon exercise of options granted under the plan, 28,124 of which are presently exercisable, 13,334 of which become exercisable on May 29, 2000, 1,458 of which become exercisable on August 5, 2000, 1,459 of which become exercisable on August 5, 2001, 5,833 of which become exercisable on each of July 30, 2000 and 2001 and 5,834 of which become exercisable on July 30, 2002.

(15) Includes 50,000 shares to be acquired upon exercise of options granted under the plan, 8,333 of which are presently exercisable, and 8,333 of which become exercisable on August 5, 2000 and each of July 30, 2000 and 2001 and 8,334 of which become exercisable on each of August 5, 2001 and July 30, 2002.

(16) Includes 450,000 shares to be acquired upon exercise of options granted under the plan, 150,000 of which are presently exercisable and 150,000 of which become exercisable on each of May 2, 2001 and 2002.

(17) Includes 50,000 shares to be acquired upon exercise of options granted under the plan, all of which are presently exercisable.

(18) Includes 50,000 shares to be acquired upon exercise of options granted under the plan, all of which are presently exercisable.

(19) Includes 17,500 shares to be acquired upon exercise of options granted under the plan, 5,833 of which become exercisable on each of August 31, 2000 and 2001 and 5,834 of which become exercisable on August 31, 2002.

(20) Includes 50,000 shares to be acquired upon exercise of options granted under the plan, 16,667 of which become exercisable on each of October 29, 2000 and 2001 and 16,666 of which become exercisable on October 29, 2002.

(21) Includes 75,000 shares to be acquired upon exercise of options granted under the plan, 25,000 of which become exercisable on each of December 31, 2000, 2001 and 2002.

                             1997 STOCK OPTION PLAN

AVAILABLE INFORMATION REGARDING THE PLAN

       A copy of the plan has been filed as an exhibit to Michaels' registration statement on Form S-3 (Commission File No. 333- 29419). Any amendment that may be made to the plan after the date of this prospectus will be filed with the Commission in accordance with the informational requirements of the Securities Exchange Act of 1934. See "Available Information" and "Incorporation of Certain Documents by Reference."

       The following summaries of certain provisions of the plan are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the plan. Copies of the plan and additional information regarding the plan and the plan's administrators may be obtained by contacting Michaels. See "Incorporation of Certain Documents by Reference."

PURPOSE AND ADOPTION OF THE PLAN

       The plan is intended to provide incentive compensation to certain of Michaels' executive officers, key employees, directors, advisors and consultants. The plan is also intended to aid in attracting persons of outstanding ability to serve, and remain in the service of, Michaels. The board of directors of Michaels adopted the plan effective as of June 6, 1997. The shareholders approved the adoption of the plan at the annual meeting of shareholders held on June 6, 1997.

SHARES AVAILABLE UNDER THE PLAN

       As of June 9, 2000, the total number of shares of common stock available for issuance under the plan was 8,066,874 and options exercisable for 6,151,170 of such shares had been granted, resulting in options for 1,915,704 shares being available for grant as of that date. Under the terms of the plan, the number of shares of common stock available for issuance under the plan is automatically increased, if necessary, after the end of each fiscal quarter so that the sum of the number of shares of common stock previously issued upon the exercise of options, the number of shares of common stock then subject to outstanding options, and the number of shares of common stock then remaining available under the plan for future grants of options, is equal to 20% of the total number of shares of common stock then outstanding, computed on a fully diluted basis. Shares of common stock issued under the plan may be authorized but unissued shares, shares held in treasury or a combination of both.

DESCRIPTION OF OPTIONS AVAILABLE UNDER THE PLAN

       The plan authorizes the grant of options to purchase shares of common stock that are not intended to qualify as incentive stock options under
Section 422 of the Internal Revenue Code of 1986, and which permit a participant to benefit from increases in the value of shares of common stock above a predetermined purchase price per share.

       The plan does not specify a maximum term for options granted under the plan. The exercise price of the options may not be less than the fair market value per share of the common stock on the grant date. No more than 1,500,000 shares of common stock pursuant to options may be granted to any plan participant during any single calendar year. A grant of options may allow the holder to pay the exercise price of the options on a deferred basis from the proceeds of sales on the option exercise date of the shares of common stock acquired upon the exercise of options. Payment for common stock purchased upon the exercise of an option may be made in cash or by check acceptable to Michaels, by the actual or constructive transfer to Michaels of shares of common stock already owned by the plan participant having a value at the exercise time equal to the total exercise price, by any other legal consideration, or a combination of any of the foregoing.

       The plan does not require that a participant hold the shares received on the exercise of options for a specified period. The plan permits immediate sequential exercises of options with the exercise price being paid in shares of common stock, including shares acquired as a result of prior exercises of options.

       The administrators of the plan may, without the consent of the holder of an option, amend any option agreement in various respects, including acceleration of the time at which the option may be exercised, extension of the expiration date, reduction of the purchase price and waiver of other conditions or restrictions.

PLAN ADMINISTRATION

       The plan is administered by the 1997 Stock Option Committee and the board of directors which have the authority to decide which individuals will receive option grant(s), the number of shares to be covered by each option, and the time or times at which options will be exercisable. However, the 1997 Stock Option Committee has exclusive authority with respect to options intended to comply with Section 162(m) of the Internal Revenue Code. All of the members of the 1997 Stock Option Committee, which must comprise at least two members, are intended to qualify as "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code and as "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act.

       The 1997 Stock Option Committee and the board of directors have the full authority and discretion to administer the plan. Any determination by the 1997 Stock Option Committee or the board of directors will be final and conclusive. However, if the 1997 Stock Option Committee disagrees with the board of directors, the determination of the board of directors will be the final and conclusive determination.

PERSONS ELIGIBLE TO RECEIVE OPTIONS

       Executive officers, key employees, directors, advisors and consultants of Michaels and its subsidiaries are eligible to receive grants of options.

TRANSFERABILITY OF OPTIONS

       Options granted under the plan will be subject only to any transfer restrictions that the 1997 Stock Option Committee or the board of directors may impose in granting the options.

ADJUSTMENTS TO SHARES AVAILABLE UNDER THE PLAN

       The 1997 Stock Option Committee or the board of directors may make or provide for adjustments in the maximum number of shares available under the plan, the number of shares of common stock covered by outstanding options, the purchase price per share of common stock covered by options, and/or the kind of shares covered (including shares of another issuer), as they may determine is equitably required to prevent dilution or enlargement of the rights of plan participants. Such circumstances include any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Michaels, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing.

VESTING OF CERTAIN OPTIONS UPON A CHANGE IN CONTROL

       The stock option agreement evidencing any option may provide for the earlier exercise of such option in the event of a change in control of Michaels (as defined in such stock option agreement or in any agreement referenced in such stock option agreement) or in the event of any other similar transaction or event.

NONQUALIFIED AND UNFUNDED STATUS OF THE PLAN

       The plan is unfunded and does not give participants any rights that are superior to those of Michaels' general creditors. The plan is not subject to the provisions of ERISA and is not qualified under Section 401(a) of the Internal Revenue Code.

NO RIGHTS TO CONTINUED EMPLOYMENT

       The plan does not confer upon any plan participant any right to continued employment or other service with Michaels or any of its subsidiaries and does not interfere in any way with any right that Michaels or any of its subsidiaries would otherwise have to terminate a plan participant's employment or other service at any time.

TERMINATION AND AMENDMENT OF THE PLAN

       The plan may be terminated at any time by action of the board of directors. The termination of the plan will not adversely affect the terms of any outstanding options. The plan may be amended by the board of directors or any duly authorized committee of the board of directors. Such amendments may include changes required or permitted by the Internal Revenue Service, the Commission, the National Association of Securities Dealers, Inc., any stock exchange upon which the common stock is listed for trading, or any other governmental or quasi-governmental agency having jurisdiction over Michaels. Any amendment to the plan which removes or lessens any restrictions on options will apply to all options then outstanding.

FEDERAL INCOME TAX CONSEQUENCES

       GENERAL. Certain U.S. federal income tax consequences of the grant, exercise or transfer of options, and the subsequent sale of shares acquired upon the exercise of options, are summarized below. This summary is based on the Internal Revenue Code, as amended to date, applicable proposed and final Treasury Regulations, judicial authority and current administrative rulings and practice, all of which are subject to change. This summary does not attempt to describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of an option or the shares of common stock purchased upon the exercise of an option.

       RECOGNITION OF INCOME; TAX WITHHOLDING. Options granted under the plan are intended to be nonqualified stock options. Nonqualified stock options generally will not result in any taxable income to the plan participant at the time of the grant, but the participant will realize ordinary income at the time of exercise of the options if the shares are not subject to any substantial risk of forfeiture (as defined in Section 83 of the Internal Revenue Code). Under such circumstances, the amount of ordinary income is measured by the excess of the fair market value of the optioned shares at the time of exercise over the exercise price. Such income is subject to payment and withholding of income, FICA and Medicare taxes and other applicable employment taxes.

       TAX BASIS IN SHARES ACQUIRED; GAIN OR LOSS ON DISPOSITION. A plan participant's tax basis in shares acquired upon the exercise of nonqualified stock options is generally equal to the exercise price plus any amount treated as ordinary income. If shares acquired upon exercise of an option are later sold or exchanged, the difference between the sales price and the plan participant's tax basis in the shares will generally be taxable as a capital gain or loss (if the stock is a capital asset of the plan participant). For individuals, the rate of taxation of capital gains will depend on (a) the individual's holding period for the shares at the time of the sale or other taxable disposition (with the lowest rate available for shares held more than 12 months) and (b) the individual's marginal tax rate for ordinary income. The deductibility of capital losses is subject to certain limitations which are not addressed herein.

       PAYMENT OF EXERCISE PRICE WITH SHARES. If the exercise price of a nonqualified stock option is paid for, in whole or in part, by the delivery of shares of common stock previously owned by the plan participant, no gain or loss will be recognized on the exchange of the previously owned shares of common stock for a like number of shares of common stock. The plan participant's basis in the number of shares received equal to the number of previously owned shares of common stock surrendered would be the same as the plan participant's basis in the previously owned shares of common stock. However, the plan participant would be treated as receiving ordinary income equal to the fair market value (at the time of exercise) of the number of shares of common stock received in excess of the number of previously owned shares of common stock surrendered, and the plan participant's basis in such excess shares would be equal to their fair market value at the time of exercise.

       FEDERAL TAX CONSEQUENCES FOR TRANSFERORS. A plan participant who transfers a transferable option by way of gift will not recognize income at the time of the transfer. Instead, at the time the transferee exercises the transferable option, the transferor of such transferable option will generally recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares purchased by the transferee over the exercise price of the related option, in the same manner as if the transferor had retained and exercised the option. If a transfer constitutes a completed gift for gift tax purposes (which determination will depend on a variety of factors including, without limitation, whether the nonqualified stock option or a portion thereof has vested), then such transfer will be subject to federal gift tax except, generally, to the extent protected by the individual's $10,000 per donee annual exclusion, by his or her lifetime unified credit or by the marital deduction. The amount of the gift is the value of the option at the time of the gift. If the transfer of the option constitutes a completed gift and the transferor retains no interest in or power over the option after the transfer, the option generally will not be included in his or her gross estate for federal estate tax purposes. Prior to making a transfer of a transferable option, a plan participant should consult with his or her personal tax advisor concerning the possible federal and state gift, estate, inheritance, and generation skipping tax consequences of such a transfer, as well as state and local income tax consequences which are not addressed herein.

       FEDERAL TAX CONSEQUENCES FOR TRANSFEREES. A transferee of a transferable option will not recognize income at the time of a transfer of a transferable option. As described in the preceding paragraph, the transferor of such transferable option and not the transferee will generally recognize ordinary compensation income at the time the transferee exercises the option. If the transferee exercises the option after the death of the transferor, it is uncertain whether the transferor's estate or the transferee will recognize ordinary income for federal income tax purposes. A transferee who chooses to exercise a transferable option in whole or in part by delivery of other shares of common stock already owned by the transferee should consult with his or her own tax advisor concerning the tax consequences of such a transaction. If shares acquired upon exercise of a transferable option are later sold or exchanged, the difference between the sales price and the transferee's tax basis in the shares will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the transferee). The tax basis for the shares in the hands of the transferee would be the exercise price of the transferable option plus the amount of the income recognized by the transferor at the time of exercise.

       SPECIAL RULES APPLICABLE TO INSIDERS. In limited circumstances where the sale of shares of common stock that are received as the result of the exercise of an option could subject an officer or director to suit under
Section 16(b) of the Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the shares received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

       GENERAL MATTERS APPLICABLE TO MICHAELS. To the extent that a plan participant recognizes ordinary income in the circumstances described above, Michaels or a subsidiary would be entitled to a corresponding federal income tax deduction, provided in general that (a) the amount is an ordinary and necessary business expense and such income meets the test of reasonableness,
(b) the deduction is not disallowed pursuant to the annual compensation limit set forth in Section 162(m) of the Internal Revenue Code, and (c) certain statutory provisions relating to so-called "excess parachute payments" do not apply. Awards granted under the plan may be subject to acceleration in the event of a change in control of Michaels. Therefore, it is possible that these change-in-control features may affect whether amounts realized upon the receipt or exercise of options will be deductible by Michaels under the "excess parachute payments" provisions of the Internal Revenue Code.

       Because the tax consequences to a plan participant may vary depending on his or her individual circumstances, each plan participant should consult his or her personal tax advisor regarding the federal and any state, local or foreign tax consequences to him or her.

                              PLAN OF DISTRIBUTION

       Upon the exercise of options Michaels will issue shares directly to or for the benefit of plan participants (or their permitted transferees) exercising such options. The shares acquired upon the exercise of options may be sold or otherwise disposed of from time to time in one or more transactions through any one or more of the following:

       -      to purchasers directly;

       - in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

       - through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the persons eligible to offer and sell shares pursuant to the registration statements and this prospectus or from the purchasers of the shares for whom they may act as agent;

       - the pledge of the shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the shares or interests therein;

       - purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

       - a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; and

       - an exchange distribution in accordance with the rules of such exchange, or in transactions in the over the counter market including, without limitation, The Nasdaq National Market System.

       Such sales may be made at then-current prices, at prices related to the then current market prices or at negotiated prices. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The persons eligible to offer and sell shares pursuant to the registration statements and this prospectus or their successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the shares, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any profit on the sale of the shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any of the shares covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

       Michaels will pay all of the expenses in connection with the offering contemplated by this prospectus other than underwriting discounts or commissions, brokers' fees and the fees and expenses of any legal counsel to the persons eligible to offer and sell shares pursuant to the registration statements and this prospectus.

                                  LEGAL MATTERS

       Certain legal matters in connection with the validity of the common stock offered hereby have been passed upon for Michaels by Jones, Day, Reavis & Pogue, Dallas, Texas. Michael C. French, a consultant to Jones, Day, Reavis & Pogue, is a director of Michaels.

                                     EXPERTS

       The consolidated financial statements of Michaels Stores, Inc. included in Michaels' Annual Report (Form 10-K) for the year ended January 29, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

       Michaels files reports, proxy statements and other information with the Securities and Exchange Commission in accordance with the requirements of the Securities Exchange Act of 1934. You may read and copy such reports, proxy statements and other information at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

       The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov. Michaels maintains an Internet site at http://www.michaels.com. Michaels' common stock is quoted on The Nasdaq National Market. You may also read copies of reports, proxy statements and other documents at the offices of The Nasdaq National Market at 1735 K Street, N.W., Washington, D.C. 20006.

       This prospectus constitutes a part of registration statements filed by Michaels with the Commission under the Securities Act of 1933 relating to 8,066,874 shares of common stock of Michaels issued or issuable under the Michaels Stores, Inc. 1997 Stock Option Plan and offered by this prospectus. This prospectus and the registration statements also relate to any additional shares of common stock that any person may acquire as a result of the antidilution provisions of the plan.

       Additional information regarding Michaels and the shares offered by this prospectus is contained in the registration statements and their exhibits. Any statements contained in this prospectus regarding the provisions of any other document are not necessarily complete. Accordingly, each such statement is qualified in its entirety by reference to the copy of such document filed as an exhibit to the registration statements or otherwise filed with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       As specified below, certain documents filed or to be filed by Michaels with the Commission are incorporated by reference into this prospectus. The information contained in such documents is considered to be part of this prospectus, except that the information contained in later-dated documents will supplement, modify or supersede the information contained in earlier-dated documents.

       Michaels incorporates by reference into this prospectus the documents listed below and all documents subsequently filed with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the termination of this offering:

       - Michaels' Annual Report on Form 10-K for the fiscal year ended January 29, 2000,

       - the description of Michaels' common stock contained in Michaels' Registration Statement on Form 8-A/A (Commission File No. 000-11822), filed March 24, 2000, and

       -      Michaels' Current Report on Form 8-K dated June 9, 2000.

       You may obtain, at no cost, a copy of any of the information that has been incorporated by reference in this prospectus, but not delivered with this prospectus. You may make such a request in writing or orally to the General Counsel of Michaels at 8000 Bent Branch Drive, Irving, Texas 75063 (telephone: 972-409-1300).

                                8,066,874 SHARES




                              MICHAELS STORES, INC.






                                  COMMON STOCK



                                   -----------

                                   PROSPECTUS

                                   -----------















                                  JUNE __, 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



         ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses in connection with the issuance and distribution of the common stock covered by this registration statement, all of which will be paid by Michaels, are as follows:

Securities and Exchange Commission registration fee............... $ 14,560
Printing expenses.................................................    5,000
Accounting fees and expenses......................................    5,000
Legal fees and expenses...........................................   15,000
Miscellaneous expenses............................................      440
                                                                   --------
Total............................................................. $ 40,000
                                                                   ========

         The expenses to be borne by the selling stockholders in connection with the issuance and distribution of the securities being registered (other than any underwriting discounts and commissions, which will be described in an applicable prospectus supplement to the extent required) are expected to consist solely of the fees and expenses of their respective legal counsel and other incidental expenses which Michaels is unable to estimate.

         ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Michaels' certificate of incorporation limits the liability of Michaels' directors to the maximum extent permitted by Delaware law. Delaware law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

         This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or recission.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         Michaels' certificate of incorporation requires that Michaels indemnify its directors and officers, and any other person who is or was serving at the request of Michaels as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to the fullest extent permitted by Delaware law. Michaels' certificate of incorporation also requires that Michaels advance expenses incurred by such a person in connection with the defense of any action or proceeding arising out of that person's status or service to Michaels. The bylaws of Michaels require that it indemnify its directors to the fullest extent permitted by Delaware law and may, if and to the extent authorized by Michaels' board of directors, so indemnify its officers and any other person whom it has the power to indemnify against any liability, expense or other matter whatsoever.

         As authorized by its certificate of incorporation, Michaels has procured insurance that purports (a) to insure it against certain costs of indemnification that may be incurred by it pursuant to the provisions referred to above or otherwise and (b) to insure the directors and officers of Michaels against certain liabilities incurred by them in the discharge of their functions as directors and officers except for liabilities arising from their own malfeasance.

         ITEM 16.  EXHIBITS

         The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated by reference.


      Exhibit
      Number             Description of Exhibit
      ------             ----------------------
       4.1               Restated Certificate of Incorporation of Michaels
                         (previously filed as Exhibit 2 to Michaels'
                         Registration Statement on Form 8-A/A, Commission File
                         No. 000-11822, filed March 24, 2000, and incorporated
                         herein by reference)

       4.2               Certificate of Amendment to Restated Certificate of
                         Incorporation of Michaels (previously filed as Exhibit 3 to Michaels' Registration Statement on Form
                         8-A/A, Commission File No. 000-11822, filed March 24,
                         2000, and incorporated herein by reference)

       4.3               Bylaws of Michaels, as amended and restated
                         (previously filed as Exhibit 3.1 to Michaels' Annual
                         Report on Form 10-K for the year ended January 30, 1994, Commission File No. 000-11822, filed April 29,
                         1994, and incorporated herein by reference)

       4.4               Form of Common Stock Certificate (previously filed as
                         Exhibit 4.1 to Michaels' Annual Report on Form 10-K for the year ended January 30, 1994, Commission File
                         No. 000-11822, filed April 29, 1994, and incorporated herein by reference)

       5.1               Opinion of Jones, Day, Reavis & Pogue

      23.1               Consent of Ernst & Young LLP

      23.2               Consent of Jones, Day, Reavis & Pogue (included in
                         Exhibit 5.1)

      24.1               Power of attorney (included on signature pages)

      99.1               Michaels Stores, Inc. 1997 Stock Option Plan
                         (previously filed as Exhibit 99.1 to Michaels'
                         Registration Statement on Form S-3 (No. 333-29419) and incorporated herein by reference)

         ITEM 17.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)  to include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on June 12, 2000.

                                                 MICHAELS STORES, INC.

                                                 By: /s/ BRYAN M. DECORDOVA
                                                     --------------------------
                                                     Bryan M. DeCordova
                                                     Executive Vice President-
                                                     Chief Financial Officer

         Each individual whose signature appears below hereby appoints R. Michael Rouleau, Bryan M. DeCordova and Mark V. Beasley, and each of them, as attorneys-in-fact and agents for each of them (with full power of substitution and resubstitution), for and in the name, place and stead of such individual, to sign and file with the Securities and Exchange Commission any and all amendments, supplements and exhibits to, and documents in connection with, this registration statement, including post-effective amendments, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary, appropriate or desirable to be done in order to effectuate the same as fully and to all intents and purposes as each of the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signatures                                    Title
              ----------                                    -----
/s/ SAM WYLY                                        Chairman of the                             June 12, 2000
---------------------------                        Board of Directors
Sam Wyly

/s/ CHARLES J. WYLY, JR.                           Vice Chairman of the                         June 12, 2000
---------------------------                         Board of Directors
Charles J. Wyly, Jr.

/s/ R. MICHAEL ROULEAU                             Chief Executive Officer                      June 12, 2000
---------------------------                    (Principal Executive Officer)
R. Michael Rouleau

/s/ BRYAN M. DECORDOVA                             Executive Vice President-                    June 12, 2000
---------------------------                        Chief Financial Officer
Bryan M. DeCordova                       (Principal Financial and Accounting Officer)

                                                        Director and
---------------------------                  Vice President-Market Development
Donald R. Miller, Jr.

                                                         Director
---------------------------
Kelly Elliott

/s/ MICHAEL C. FRENCH                                    Director                               June 12, 2000
---------------------------
Michael C. French

/s/ RICHARD E. HANLON                                    Director                               June 12, 2000
---------------------------
Richard E. Hanlon

/s/ RICHARD MARCUS                                       Director                               June 12, 2000
---------------------------
Richard Marcus

                                       II-4

/s/ F. JAY TAYLOR                                        Director                               June 12, 2000
---------------------------
F. Jay Taylor

/s/ ELIZABETH A. VANSTORY                                Director                               June 12, 2000
---------------------------
Elizabeth A. VanStory

/s/ EVAN A. WYLY                                         Director                               June 12, 2000
---------------------------
Evan A. Wyly

                                     INDEX TO EXHIBITS


      Exhibit
      Number             Description of Exhibit
      ------             ----------------------
       4.1               Restated Certificate of Incorporation of Michaels
                         (previously filed as Exhibit 2 to Michaels'
                         Registration Statement on Form 8-A/A, Commission File
                         No. 000-11822, filed March 24, 2000, and incorporated
                         herein by reference)

       4.2               Certificate of Amendment to Restated Certificate of
                         Incorporation of Michaels (previously filed as Exhibit 3 to Michaels' Registration Statement on Form
                         8-A/A, Commission File No. 000-11822, filed March 24,
                         2000, and incorporated herein by reference)

       4.3               Bylaws of Michaels, as amended and restated
                         (previously filed as Exhibit 3.1 to Michaels' Annual
                         Report on Form 10-K for the year ended January 30, 1994, Commission File No. 000-11822, filed April 29,
                         1994, and incorporated herein by reference)

       4.4               Form of Common Stock Certificate (previously filed as
                         Exhibit 4.1 to Michaels' Annual Report on Form 10-K for the year ended January 30, 1994, Commission File
                         No. 000-11822, filed April 29, 1994, and incorporated herein by reference)

       5.1               Opinion of Jones, Day, Reavis & Pogue

      23.1               Consent of Ernst & Young LLP

      23.2               Consent of Jones, Day, Reavis & Pogue (included in
                         Exhibit 5.1)

      24.1               Power of attorney (included on signature pages)

      99.1               Michaels Stores, Inc. 1997 Stock Option Plan
                         (previously filed as Exhibit 99.1 to Michaels'
                         Registration Statement on Form S-3 (No. 333-29419) and incorporated herein by reference)